EXHIBIT 10.44

                            THIRD AMENDMENT TO LEASE

         THIRD AMENDMENT TO LEASE made as of February 12, 2004, (the "Third Amendment") by and between STELLAR CONTINENTAL LLC, a Delaware limited liability company, with an office at 156 William Street, New York, New York 10038 ("Lessor"), and DOV PHARMACEUTICALS INC., a Delaware corporation, located at 433 Hackensack Avenue, Hackensack, New Jersey 07601 ("Lessee").

                              W I T N E S S E T H:

         WHEREAS, Lessor's predecessor-in-interest and Lessee entered into a lease dated May 24, 1999, as modified by a First Amendment to Lease dated July 31, 2000 (the "First Amendment") and a Second Amendment to Lease dated July 30, 2002 (the "Second Amendment"; the lease, as amended by the First Amendment and the Second Amendment is hereinafter referred to as, the "Lease") whereby Lessee is currently in possession of 7,185 gross rentable square feet on the lobby level and 4,099 gross rentable square feet on the twelfth (12th) floor of the Building (together, hereinafter, the "Existing Premises") of the building known as 433 Hackensack Avenue, Hackensack, New Jersey (the "Building"); and

         WHEREAS, the Building is part of an office complex consisting of 401, 407, 411 and 433 Hackensack Avenue, Hackensack, New Jersey, which complex is known as Continental Plaza (the "Complex"); and

         WHEREAS, Lessee wishes to lease and hire from Lessor, additional space consisting of approximately 4,420 gross rentable square feet on the lobby level of the Building (the "Additional Space'), as shown on Exhibit A annexed hereto and made a part hereof, and Lessor is willing to lease the Additional Space to Lessee; and

         WHEREAS, Lessor and Lessee wish to amend the Lease only upon and subject to the provisions of this Third Amendment.

         NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration exchanged by Lessor and Lessee, the receipt and sufficiency of which hereby expressly are acknowledged; it is
AGREED:

         1. For the purposes of this Third Amendment, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease.

         2. Lessor and Lessee hereby confirm that the Expiration Date of the Lease is June 25, 2004. The Term is hereby extended from June 25, 2004 to and including June 30, 2005; and Reference Page Sections (15) and (16) of the Lease are deemed amended accordingly.


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         3. As of the date first written above (the "Effective Date"), and in accordance with the provisions hereinafter contained, the Additional Space is hereby Leased to Lessee by Lessor, and hired from Lessor by Lessee, through the balance of the Term, such that the Existing Premises and Additional Space shall be hereafter collectively referred to as the "Demised Premises" unless the context dictates otherwise.

         4. With respect to the Existing Premises, only from and after the Effective Date:

            (a) from the Effective Date through the remainder of the Term,
                Lessee shall pay to Lessor Annual Fixed Basic Rent in the sum of $293,384 (exclusive of Electric Rent Inclusion Factor for the Existing Premises and the Monthly Fixed Basic Rent shall be $24,448.69);

            (b) Lessee's Electric Rent Inclusion Factor shall be $16,926 per annum ($1,410.50 per month);

            (c) provided Lessee is not in default beyond the expiration of any applicable notice or cure periods and notwithstanding anything contained herein to the contrary, Lessee shall be entitled to a Term Fixed Basic Rent abatement in the amount of $36,673.00, said concession to be applied against the installments of Monthly Fixed Basic Rent due pursuant to this Lease, as amended, for the (i) the month commencing on July 1, 2004 and (ii) half of the month commencing on August 1, 2004 following the Effective Date (the "Concession Period"). The entire Fixed Basic Rent otherwise due and payable during the Concession Period shall become due and payable to Lessor upon the occurrence of an event of default by Lessee under the Lease.

         5. With respect to the Additional Space only from and after the Effective Date:

            (a) the Annual Fixed Basic Rent shall be $88,400.00 (exclusive of the Electric Rent Inclusion Factor for the Additional Space, as described herein), and the Monthly Fixed Basic Rent shall be $7,366.67.

            (b) Lessee's Percentage shall be 0.75%;

            (c) the Base Operating Costs, Base Real Estate Taxes and Base
                Utility and Energy Costs shall be those Costs incurred during "Calendar Year 2004";

            (d) Lessee's Electric Rent Inclusion Factor shall be $6,630.00 per annum ($552.50 per month);


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            (e) Lessee shall be entitled to eighteen (18) non-reserved parking spaces of which twelve (12) shall be in the covered garage; and

            (f) Lessee shall be given rights respecting directory listings, keys and signage in proportion to the increase in gross rentable square footage leased by Lessee pursuant to the Lease as amended by this Amendment by reason of Lessee leasing the Additional Space.

            (g) Lessee has inspected the Additional Space, Building and Complex, and is thoroughly acquainted with their respective conditions and agrees to take same in its "AS IS" condition as of the date hereof.

            (h) Except as provided in this Third Amendment, the letting of the
                Additional Space shall be upon all of the terms and conditions of the Lease.

            (i) Lessee represents and warrants to Lessor that Cushman &
                Wakefield of New Jersey, Inc. ("Broker") is the sole broker with whom Lessee has dealt in bringing about this Third Amendment. Lessee and Lessor each agrees to hold the other harmless and indemnify and defend the other from and against any and all loss, cost, liability, damage and expense arising out of the inaccuracy of the representation contained in the preceding sentence and each party represents to the other that it has not engaged and is not responsible for the payment of a fee, commission or other compensation to any other person in connection with the Lease or the Third Amendment. Lessor shall pay Broker any fees or commissions due Broker as a result of this Third Amendment pursuant to the terms of a separate agreement with Broker.

            (j) Lessee and Lessor each represents, warrants and covenants that the other is not in default under any of its obligations under the Lease and that, to the best of its knowledge, the other is not in default of its obligations under the Lease, and no event has occurred nor do any circumstances exist which, with lapse of time or notice or both, would constitute a default by Lessor or Lessee under the Lease as modified by this Third Amendment.

            (k) Except as modified by this Third Amendment, the Lease and all of the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Third Amendment shall bind the parties hereto and their respective successor and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. In the event of any conflict between the provisions of this Third


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                Amendment and the Lease, the provisions contained in this Third
                Amendment shall prevail and be paramount.

            (l) The submission of this Third Amendment for examination does not constitute a reservation of, or option for, the Additional Space and this Third Amendment becomes binding and effective only upon execution and delivery thereof by Lessor and Lessee.

         6. (a) Lessor agrees that, at Lessor's expense, it will do substantially all of the work in the Additional Space in accordance with Exhibit B ("Lessor's Work") attached hereto and made a part hereof.

                  (b) Lessee hereby agrees to contribute up to a maximum amount of $49,991.00 toward the actual cost of Lessor's Work (the "Lessee's Contribution"), which Lessee's Contribution shall be paid by Lessee to Lessor as follows: (i) $24,995.00 upon Lessee's execution of Lease, (ii) $12,498 upon the delivery, the roughing inspection to Lessee and (iii) $12,498 upon the earlier to occur of (x) occupancy of the Demised Premises by Lessee or (y) the delivery of a Certificate of Occupancy for the Additional Space (if required pursuant to local law).

                  (c) All of Lessor's Work, whether paid for in whole or in part by Lessee, is and shall remain the property of Lessor.

         7. Section 45 of the Lease is herby deleted in its entirety and the following is substituted therefor:

         Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (a) delivered personally or
         (b) sent by registered mail or certified mail in a postpaid envelope or by regulated carrier service with return receipt or (c) sent by nationally recognized overnight courier service such as Federal Express, addressed if to Lessee, at the above-described Building, with a copy to Shepard, Federgreen, Gibbons Del Deo, et al, One Riverside Plaza, Newark, New Jersey 07102-5496; if to Lessor, at Lessor's address as set forth above, with copy to Meister Seelig & Fein LLP, 708 Third Avenue, 24th Fl., New York, New York 10017, Attention: Stephen B. Meister, Esq.; or to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given upon its receipt or rejection as evidenced by a bill of lading or return receipt or upon delivery if personally served.


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         IN WITNESS WHEREOF, Lessor and Lessee have entered into this Third
Amendment as of the day and year first written above, and acknowledge one to the other that they possess the requisite authority to enter into this transaction and to sign this Third Amendment.

DOV PHARMACEUTICALS, INC.           STELLAR CONTINENTAL LLC
                                    By: Stellar Capital Investors LLC,
                                        Its Manager

By:____________________________     By:________________________________



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